UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2015

TECHPRECISION CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	000-51378	51-0539828
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

992 Old Eagle School Road, Suite 909
Wayne, PA 19087
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (484) 693-1700

Copies to:

Scott R. Jones
Pepper Hamilton LLP
3000 Two Logan Square
18th and Arch Streets
Philadelphia, PA 19103-2799
Phone: (215) 981-4000
Fax: (215) 981-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2015, TechPrecision Corporation (the "Company") and its wholly owned subsidiary Ranor, Inc. ("Ranor") executed a Note and Other Loan Documents Modification Agreement (the "Modification Agreement") to the Term Loan and Security Agreement, dated December 22, 2014, between Revere High Yield Fund, LP (the "Lender") and Ranor (as so amended, the "Loan Agreement").  Pursuant to the Loan Agreement, the Lender loaned an aggregate of $2.25 million to Ranor under two term loan notes (the "Notes"). Ranor's obligations under the Loan Agreement and the Notes are guaranteed by the Company pursuant to a Guaranty Agreement with the Lender (the "Guaranty Agreement" and, together with the Loan Agreement, the Notes and certain other documents entered into in connection with the Loan Agreement, the "Loan Documents").

The Modification Agreement extends the maturity date of the Loan Agreement and the Notes from December 31, 2015 to January 22, 2016 and provides that Ranor agrees to waive its right to extend the maturity date of the Loan Agreement and the Notes by six months as set forth in the Loan Agreement.  Other than the changes described in the preceding sentence, all other terms and conditions of the Loan Documents remain the same and in full force and effect.
The foregoing summary of the Modification Agreement is qualified in its entirety by reference to the full text of the Modification Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Note and Other Loan Documents Modification Agreement dated December 31, 2015 by and between Revere High Yield Fund, LP, Ranor, Inc. and TechPrecision Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2016	By: /s/ Thomas Sammons Name: Thomas Sammons Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Note and Other Loan Documents Modification Agreement dated December 31, 2015 by and between Revere High Yield Fund, LP, Ranor, Inc. and TechPrecision Corporation.